UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2019

INTERSECTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50580	54-1956515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 Stonecroft Boulevard

Chantilly, Virginia 20151

(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.05 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) by Intersections Inc. (“Intersections” or the “Company”) on November 6, 2018 and November 29, 2018 (the “Prior Current Reports”), on October 31, 2018, the Company entered into an Agreement and Plan of Merger (as amended by Amendment No. 1, the “Merger Agreement”) with WC SACD One Parent, Inc., a Delaware corporation (“Parent”), and WC SACD One Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and wholly-owned subsidiary of Parent. Parent is a wholly-owned subsidiary of WC SACD One, Inc., a Delaware corporation (“WC SACD”).

Pursuant to the Merger Agreement, Merger Sub made an offer to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company at $3.68 per Share (the “Offer Price”), in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 28, 2018 (the “Offer to Purchase”) and the related letter of transmittal that accompanies the Offer to Purchase (the “Letter of Transmittal” which, together with this Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”). Certain stockholders of the Company, namely, Michael Stanfield, Stanfield Family Investments LLC, Loeb Holding Corporation and David A. McGough (the “Rollover Holders”) entered into Tender and Support Agreements with Parent, concurrent with the entry into the Merger Agreement, that, among other things, require the Rollover Holders to tender all of their Shares in the Offer other than certain Shares that they have agreed to contribute and assign to WC SACD (the “Rollover Shares”) prior to the consummation of the Merger (as defined below), pursuant to the terms of the Contribution and Assignment Agreements entered into by the Rollover Holders with WC SACD concurrent with the entry into the Merger Agreement.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the conversion of the Company’s senior convertible notes (the “Notes”) issued pursuant to the Note Purchase and Exchange Agreement (the “Note Purchase Agreement”), dated as of October 31, 2018, by and among the Company, Parent, Loeb Holding Corporation and David A. McGough (as described in Item 2.01 below), effective as of the Effective Time on January 11, 2019, the Company satisfied and discharged all obligations under, and terminated, the Notes.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 5:00 p.m., New York City time, on January 4, 2019 (such date, the “Expiration Date”). American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), advised that, as of the Expiration Date, 13,435,388 Shares had been validly tendered and “received” (as defined by Section 251(h)(6) of the Delaware General Corporation Law (“DGCL”)), representing (i) when considered together with the Shares (including the Rollover Shares), if any, then owned by WC SACD, Parent and their subsidiaries, approximately 75% of the number of Shares (including the Rollover Shares) then issued and outstanding on a fully-diluted basis (disregarding Shares issuable upon conversion of the Notes issued pursuant to the Note Purchase Agreement), and (ii) approximately 87% of the then outstanding number of Shares not owned by the Rollover Holders, and the executive officers and directors of the Company that are not Rollover Holders. In addition, as of the Expiration Date, the Depositary advised that Notices of Guaranteed Delivery had been delivered with respect to 46,844 Shares. As a result, the Minimum Condition (as defined in the Offer to Purchase) has been satisfied and all other conditions to the Offer were satisfied or waived as of the Expiration Date, and Merger Sub has accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer.

On January 11, 2019, in accordance with their terms, immediately prior to the Effective Time (as defined below), the principal and unpaid interest in respect of the Notes issued pursuant to the Note Purchase Agreement were converted into shares of Common Stock (the “Note Shares”), and the Notes were cancelled, in each case pursuant to the terms and conditions set forth in the Note Purchase Agreement. This summary does not purport to be complete and is qualified in its entirety by the Note Purchase Agreement, a copy of which has been filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 6, 2018 and which is incorporated herein by reference.

On January 11, 2019, immediately following the issuance of the Note Shares, and immediately prior to the Effective Time, in accordance with the terms of the Contribution and Assignment Agreements with WC SACD, (i) Loeb Holding Corporation rolled 8,803,640 Rollover Shares (which Rollover Shares included the 1,324,009 Note Shares that Loeb Holding Corporation received in respect of its Note), (ii) David A. McGough rolled 800,000 Rollover Shares (which Rollover Shares included the 441,337 Note Shares that Mr. McGough received in respect of his Note), (iii) Michael R. Stanfield rolled 922,154 Rollover Shares, and (iv) Stanfield Family Investments LLC rolled 577,846 Rollover Shares, in each case for equity interests in WC SACD. This summary does not purport to be complete and is qualified in its entirety by the Contribution and Assignment Agreements, copies of which have been filed as Exhibit 99.9 of Schedule 13D filed by General Catalyst Group IX, L.P. with the SEC on November 13, 2018, Exhibit 99.8 of Schedule 13D filed by Merger Sub, Inc. with the SEC on November 13, 2018, Exhibit 99.9 of Schedule 13D filed by Merger Sub, Inc. with the SEC on November 13, 2018, and Exhibit 99.10 of Schedule 13D filed by Merger Sub, Inc. with the SEC on November 13, 2018, which are incorporated herein by reference.

Immediately following the contribution by the Rollover Holders of the Rollover Shares to WC SACD and prior to the consummation of the Merger, WC SADC contributed and assigned the Rollover Shares to Parent.

On January 11, 2019, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company pursuant to Section 251(h) of the DGCL, with the Company continuing as the surviving corporation as a wholly-owned subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than any (i) Shares held in the treasury of the Company, (ii) Shares owned directly or indirectly by Parent or Merger Sub (including the Rollover Shares), and (iii) Shares held by the Company’s stockholders who properly demand and perfect appraisal rights under Delaware law, if applicable) was cancelled and converted into the right to receive an amount equal to the Offer Price, in cash, without interest, subject to any withholding of taxes required by applicable law. Each Share held in the treasury of the Company or owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time (including Rollover Shares) were cancelled for no consideration.

The effect of the Merger on options to purchase Common Stock and other equity-based awards is described on pages 2-3 of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on November 29, 2018, as amended on December 4, 2018, December 18, 2018 and December 26, 2018, which description is incorporated herein by reference. The effect of the Merger on the warrant issued to PEAK6 Investments, L.P. (“PEAK6”) is described on pages 2-3 and 12-13 of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on November 29, 2018, as amended on December 4, 2018, December 18, 2018 and December 26, 2018, which description is incorporated herein by reference. In accordance with the terms of the PEAK6 warrant, the Company made a payment to PEAK6 of $3,347,413, representing payment in full of all amounts owing by the Company to PEAK6 under the warrant.

The aggregate consideration paid by Merger Sub in the Offer and Merger was approximately $65 million, not including the value of the Rollover Shares and related transaction fees and expenses. WC SACD provided Merger Sub and Parent with the funds necessary to complete the Offer and Merger in accordance with the Merger Agreement. WC SACD funded these payments with a combination of (i) proceeds from a bridge note provided by WndrCo Holdings, LLC, as described in Amendment No. 3 to the Tender Offer Statement on Schedule TO filed by Merger Sub with the SEC on January 7, 2019 and (ii) an equity investment from iSubscribed Inc., WndrCo Holdings, LLC, General Catalyst Group IX, L.P., and GC Entrepreneurs Fund IX, L.P.

The foregoing summary description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to qualified in its entirety by reference to the terms of the Merger Agreement, which is included as Exhibit 2.1 to the Prior Current Reports, and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company (i) notified the NASDAQ Global Market (“NASDAQ”) that the Merger was consummated and (ii) requested that NASDAQ (x) halt trading in the Shares on the morning of January 11, 2019, prior to market open, and suspend trading of the Shares effective as of the close of business on January 11, 2019 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file a certification on Form 15 with the SEC to cause the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act to be suspended.

Item 3.02	Unregistered Sales of Equity Securities.

On January 11, 2019, in accordance with their terms, immediately prior to the Effective Time, the principal and unpaid interest in respect of the Notes issued pursuant to the Note Purchase Agreement were converted into an aggregate of 15,005,435 shares of Common Stock, and the Notes were cancelled, in each case pursuant to the terms and conditions set forth in the Note Purchase Agreement. The shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed in the Introductory Note and under Item 2.01, Item 3.01, and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on January 11, 2019, a change in control of the Company occurred and the Company now is a wholly-owned subsidiary of Parent.

The information disclosed under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, at the Effective Time, (a) each of the directors of the Company (John M. Albertine, Thomas G. Amato, Bruce M. Lev, David A. McGough, Melvin R. Seiler, Michael R. Stanfield) resigned as directors of the Company and its subsidiaries, as applicable; (b) Hari Ravichandran, Hamed Saeed and Blake Cunneen became the directors of the Company following the Effective Time; and (c) Hari Ravichandran, Melba M. Amissi, Duane L. Berlin, Ronald L. Barden and Tracy M. Ward became the officers of the Company following the Effective Time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety, and Merger Sub’s bylaws became the bylaws of the Company (provided, all references therein to Merger Sub became references to the Company). Copies of the Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto, each of which are incorporated herein by reference.

Item 8.01	Other Events.

On January 7, 2019, WC SACD issued a press release relating to the expiration of the Offer, and, on January 11, 2019, WC SACD issued a press release relating to the consummation of the Merger. Copies of the press releases are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Intersections Inc.

3.2	Amended and Restated Bylaws of Intersections Inc.

99.1	Press Release issued January 7, 2019

99.2	Press Release issued January 11, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2019

INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
Name: Ronald L. Barden
Title: Chief Financial Officer